UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 28, 2017
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 28, 2017, the Board of Directors (the “Board”) of Shake Shack Inc. (“Shake Shack”) appointed Tara Comonte to serve as its Chief Financial Officer, effective as of a date in mid-June 2017 to be agreed upon by the parties (the “Effective Date”).

From October 2016 until the present, Ms. Comonte, 43, has served as Chief Financial & Business Affairs Officer and Executive Vice President at Getty Images, a global digital media company, where she is responsible for the company’s global finance, enterprise reporting & analytics and investor relations functions, together with real estate and facilities, as well as oversight of information systems & technology. Prior to that, Ms. Comonte served as the Chief Financial Officer and Senior Vice President since April 2013, where she managed the overall leadership and strategic direction of all aspects of the company’s global finance function. Prior to that, Ms. Comonte served as the Chief Financial Officer at McCann Worldgroup, the world’s largest marketing communications business, since October 2010.

In connection with her appointment, Ms. Comonte entered into an Employment Agreement (the “Employment Agreement”) with Shake Shack and SSE Holdings, LLC (collectively, the “Company”). The term of Ms. Comonte’s employment will be three years from the Effective Date, subject to automatic one-year extensions; provided, that neither party provides written notice of non-extension within 90 days of the expiration of the then-current term.

Ms. Comonte will receive an initial annual base salary of $450,000. Ms. Comonte will be eligible to receive an annual performance-based cash bonus based on a target bonus opportunity of 50% of base salary, upon the attainment of individual and Company performance goals established each year by the Board or the compensation committee, with the opportunity to make up to 100% of base salary, upon exceeding such performance goals. For fiscal 2017, Ms. Comonte will receive a cash bonus comprised of (1) a guaranteed pro-rated portion of $225,000 based on her start date, and (2) a non-guaranteed performance-based amount if the Company exceeds its performance goals for the year, with the opportunity to make up to 100% of the amount set forth in (1) above. In addition, the Company will pay to Ms. Comonte as a signing bonus (X) $250,000 plus (Y) an amount equal to the difference between $225,000 and the guaranteed portion of the bonus set forth in (1) above. Ms. Comonte also will be eligible for annual equity awards, the form and terms of which will be determined by the Board or the compensation committee in its discretion. With respect to each of fiscal 2018, fiscal 2019, fiscal 2020 and fiscal 2021, Ms. Comonte shall receive an annual equity award comprised of restricted stock units for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $500,000, as calculated on or as close in time as practicable to each grant date. The restricted stock units shall vest, provided that Ms. Comonte continues through the applicable vesting dates, in five equal installments, beginning on the first anniversary of each grant date and continuing on each of the following four year anniversaries of such grant date. With respect to each of fiscal 2017, fiscal 2018, fiscal 2019, fiscal 2020 and fiscal 2021, Ms. Comonte shall receive an annual equity award comprised of the option to acquire shares of the Company’s Class A common stock, with the number of options to be granted in each fiscal year to be determined as of each grant date by applying an accounting value of $100,000 based on the black scholes model. The options shall have an exercise price equivalent to the price of the Company’s Class A common stock on each grant date. The options shall vest, provided that Ms. Comonte continues through the applicable vesting dates, in five equal installments, beginning on the first anniversary of each grant date and continuing on each of the following four year anniversaries of such grant date. With respect to year 2017, Ms. Comonte shall be granted an annual equity award comprised of performance stock units payable in restricted stock units representing the right to receive shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $150,000, as calculated on or as close in time as practicable to the grant date. The performance stock units are payable in restricted stock units only to the extent the Company achieves total revenue and adjusted EBITDA performance goals. Any restricted stock units that are issued shall vest, provided that Ms. Comonte continues through the applicable vesting dates, in three equal installments, beginning on the first anniversary of the grant date and continuing on each of the following two year anniversaries of the grant date. The amount of restricted stock units issued to Ms. Comonte is a percentage, ranging from zero to 125% of her restricted stock unit target and is based on the Company’s achievement of each performance goal’s target. In addition, the Company will grant to Ms. Comonte as a signing award restricted stock units for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $1,500,000, as calculated on or as close in time as practicable to the grant date. The restricted stock units shall vest, provided that Ms. Comonte continues through the applicable vesting dates, in five equal installments, beginning on the first anniversary of the grant date and continuing on each of the following four year anniversaries of such date.

The Employment Agreement provides for severance upon a termination by the Company without cause or by Ms. Comonte for good reason, in each case, subject to her execution and non-revocation of a waiver and release of claims. In either such event, Ms. Comonte will be entitled to severance consisting of (a) continued base salary through the first anniversary of the termination of her employment, (b) a prorated annual performance-based cash bonus for the year of termination based on actual individual and Company performance, (c) accelerated vesting of a prorated portion of the annual equity awards that, absent such termination, would have next vested following the date of termination, such amount to be based on the number of full (not partial) fiscal months elapsed during the 12-month period between the previous vesting date or, if none, the award date, and the date of termination, and (d) reimbursement of a portion of any COBRA premiums for a period of up to 12 months equal to the amount the Company pays for the health insurance premiums of then-current executive level employees.

Ms. Comonte will be subject to certain non-competition and non-solicitation restrictions for a 12-month period after termination of employment, during which time she may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) "better burger" restaurants, (b) "quick service" or "fast food" restaurants with an emphasis on hamburgers, or (c) "fast casual" restaurants. No severance payments or benefits described above shall be paid following the first date that Ms. Comonte violates her restrictive covenants; provided that, if employment is terminated by the Company without cause or by Ms. Comonte for good reason, Ms. Comonte may compete in the "fast casual" restaurant business only during the restricted period without violating the Employment Agreement, but she will not receive any severance after the date that she began to compete in the "fast casual" restaurant business.

There is no arrangement or understanding between Ms. Comonte and any other persons or entities pursuant to which Ms. Comonte was appointed to serve as Chief Financial Officer. Nor are there any related party transactions between the Company and Ms. Comonte that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the employment agreement with Ms. Comonte is filed as Exhibit 10.1 to this current report on Form 8-K. The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement. In addition, Ms. Comonte will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

A copy of the press release containing the announcement of Ms. Comonte’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated April 28, 2017, but effective as of a date to be agreed upon by the parties, no later than July 31, 2017, by and among Tara Comonte, Shake Shack Inc. and SSE Holdings, LLC
99.1	Press Release dated May 1, 2017, announcing appointment of Tara Comonte to serve as the Chief Financial Officer of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese Jr.
Ronald Palmese, Jr.
Date: May 1, 2017		General Counsel